Exhibit 10.18

                                                               LETTER AGREEMENT

                                January 27, 1997

Mr. Lawrence Ellman
Peoples Telephone Company, Inc.
2300 Northwest 89th Place
Miami, FL 33172-2431

Dear Mr. Ellman:

     This is to confirm the offer of Peoples Telephone Company, Inc. ("Peoples") to extend the term of the Employment Agreement dated June 22, 1994 between Peoples and yourself (the "Agreement") for six (6) months.

     The effect of this extension is that the Term of Employment (as defined in the Agreement) will expire on December 31, 1997.

     All other terms of the Agreement remain unchanged and in effect.

     This Letter Agreement contains all obligations and understandings between the parties and merges and supersedes all prior discussions, negotiations and agreements, if any, between them relating to its subject matter.

     If you agree to the aforementioned change to the Agreement, please sign in the space provided below and return this letter to me.

                                Very truly yours,

                                PEOPLES TELEPHONE COMPANY, INC.


                                By: /s/ E. Craig Sanders
                                E. Craig Sanders
                                President and Chief Executive Officer
Agreed and Accepted
this 3rd day of January, 1997:

/s/ Lawrence Ellman
Lawrence Ellman
Executive Vice President/President - National Accounts